UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 29, 2019

Fuse Enterprises Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-202948	47-1017473
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

444 E. Huntington Dr., Suite 105 Arcadia, CA 91006
(Address of principal executive offices)

(626) 353-9991
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 29, 2019, the Board of Directors of Fuse Enterprises Inc. (the “Company”) approved an amendment (the “Amendment”) to the Company’s Articles of Incorporation to change its name from Fuse Enterprises Inc. to “Fuse Group Holding Inc.” (the “Name Change”). Also on April 29, 2019, stockholders holding a majority of the Company’s outstanding capital stock approved the Amendment. The Amendment was filed with the Secretary of State for the State of Nevada on April 30, 2019, and will become effective on May 13, 2019. Effective April 29, 2019, the Company’s bylaws were amended and restated to reflect the Name Change.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation.
3.2	Amended and Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuse Enterprises Inc.

Date: May 1, 2019	By:	/s/ Umesh Patel
Umesh Patel
Chief Executive Officer